UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: October 11, 2012

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number

1-8841	NEXTERA ENERGY, INC.	59-2449419
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
At its meeting on October 11, 2012, the Compensation Committee of the Board of Directors of NextEra Energy, Inc. (NextEra Energy) approved a revised form of performance share award agreement and a revised form of restricted stock award agreement for use in granting awards to certain executive officers of NextEra Energy under the NextEra Energy, Inc. Amended and Restated 2011 Long Term Incentive Plan.  The revised forms of performance share award agreement and restricted stock award agreement are filed as Exhibits 10(a) and 10(b), respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

At its meeting on October 12, 2012, the Board of Directors of NextEra Energy approved the 2013 Executive Annual Incentive Plan (the 2013 Annual Incentive Plan), subject to receipt of shareholder approval of the material terms of Internal Revenue Code section 162(m) compensation payable in cash by the requisite vote of NextEra Energy's shareholders at the 2013 annual meeting of shareholders.  The 2013 Annual Incentive Plan is intended to replace, on substantially similar terms, NextEra Energy's existing Amended and Restated Executive Annual Incentive Plan, which expires on December 31, 2012.  The 2013 Annual Incentive Plan is filed as Exhibit 10(c) to this Current Report on Form 8-K, and is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10(a)	Form of Performance Share Award Agreement under the NextEra Energy, Inc. Amended and Restated 2011 Long Term Incentive Plan for certain executive officers
10(b)	Form of Restricted Stock Award Agreement under the NextEra Energy, Inc. Amended and Restated 2011 Long Term Incentive Plan for certain executive officers
10(c)	NextEra Energy, Inc. 2013 Executive Annual Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXTERA ENERGY, INC.
(Registrant)
Date:  October 12, 2012

CHARLES E. SIEVING
Charles E. Sieving Executive Vice President & General Counsel

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